EXHIBIT 4.4

                     FORM OF REGISTRATION RIGHTS AGREEMENT.

THIS AGREEMENT (the "Agreement") is dated as of February __, 2005, and is by and between XECHEM INTERNATIONAL, INC., a Delaware corporation (the "Company"), and _______________________ (the "Holder").

                                   WITNESSETH:

      WHEREAS, the Holder has been granted a warrant (the "Warrant") to purchase _____________ shares of common stock, par value $.00001 per share (the "Common Stock"), of the Company, and the Holder has advanced certain funds to the Company as evidenced by the Company's secured convertible promissory note (the "Note"), convertible into __________ shares of Common Stock; and

      WHEREAS, the Company has agreed to grant the Holder certain registration rights with respect to the Common Stock issuable upon the exercise of the Warrant and conversion of the Note;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

      1. Registrable Securities.

      As used herein, the term "Registrable Securities" shall mean without duplication, any shares of Common Stock issued pursuant to an exercise of the Warrant or a conversion of the Note or issued in respect thereof as a result of a stock dividend or stock split or a recapitalization, merger or other reorganization of the Company in which the Company is the surviving entity or any security subsequently issued in exchange for such shares of stock.

      2. Immediate Registration.

      The Company shall use its best efforts to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 or Form SB-2 or any other legally available form for such registration, covering the sale by the Holder of all of the Registrable Securities as soon as practicable after the date hereof, but in no event more than ninety (90) days thereafter (the "Initial Registration Form"). Thereafter, the Company shall diligently prosecute the Initial Registration Form to effectiveness and thereupon shall keep it effective for a period extending until nine (9) months after the expiration of the term of the Warrants.

      3. Demand Registration.

            (a) At any one time (and not more than one time), upon the written request of the Holder (the "Demand Registration Request") requesting that the Company effect the registration under the Securities Act of at least 50% of the Registrable Securities then held by or available for issuance to the Holder or any transferees directly from the Holder of the Warrant or the shares of Common Stock issuable upon exercise thereof, the Company shall, as expeditiously as may be practicable, use reasonable efforts to effect such registration under the Securities Act (a "Demand Registration").


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            (b) (i) The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the Holder agree that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in each such event, the Holder will be entitled to withdraw any request and, if such request is withdrawn, such Demand Registration will not count as the one permitted Demand Registration hereunder and the Company will pay all expenses incurred by the Holder in connection with such registration.

                  (ii) If the Holder makes a Demand Registration Request within three months of the Company's fiscal year end, the Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration.

      4. Piggyback Registrations.

            (a) Right to Piggyback. Whenever the Company proposes to either (i) register any share of Common Stock under the Securities Act on its own behalf (other than any registration on Form S-4 or S-8 or any successor form thereto or a form of registration statement not available for the general registration of securities) (a "Company Registration"), or (ii) register any Registrable Securities pursuant to a Demand Registration (other than any registration on a form of registration statement not available for general registration of securities) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will, not less than 30 days prior to the filing of the registration statement to be used for such Piggyback Registration, give written notice (the "Registration Notice") to the Holder of its intention to effect such a registration and will, subject to the provisions set forth below, include in such registration all Registrable Securities with respect to which the Company has received, within 15 days after the date on which the Holder has received the Registration Notice, a written request from the Holder for inclusion therein (which request shall specify the Registrable Securities intended to be included therein and the holders thereof).

            (b) Priority on Company Registrations. If a Piggyback Registration is an underwritten primary Company Registration, and the managing underwriters advise the Company in writing that in their opinion the aggregate of the number of securities proposed to be sold by the Company and the number of Registrable Securities and other securities held by persons with piggyback registration rights requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration the following securities in the following order of priority: (i) first, all of the securities the Company proposes to sell and (ii) second, the Registrable Securities and all other securities held by persons with piggyback registration rights requested to be included in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of shares of Registrable Securities or other securities owned by each such holder. Notwithstanding the foregoing or any other provision contained herein, the Company shall have the right, at any time prior to the effective date thereof, to postpone, withdraw or abandon any Company Registration without any obligation to any holder of Registrable Securities. The Company covenants and agrees that, so long as any Registrable Securities are subject to this Agreement, it shall not grant registration rights to any person or entity that are superior to the rights of the Holder hereunder, it being understood that this shall not preclude the Company from granting registration rights to any person or entity that are pari passu with the rights granted to the Holder hereunder.


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            (c) Priority on Demand Registrations. If a Piggyback Registration is
      an underwritten primary Demand Registration, and the managing underwriters advise the Company in writing that in their opinion the aggregate of the number of securities proposed to be sold pursuant to the Demand Registration Request and the number of other Registrable Securities and other securities held by persons with piggyback registration rights requested to be included in such registration exceed the number which can be sold in such offering without adversely effecting the marketability of the offering, the Company will include in such registration the following securities in the following order of priority: (i) first, all of the securities requested to be included in such registration pursuant to a Demand Registration Request, pro rata among the holders of such securities on the basis of the number of shares of Registrable Securities or other securities owned by each such holder, and (ii) any other securities requested to be included in such registration by any other person having a right thereto. Notwithstanding the foregoing or any other provision contained herein, the party who delivered the Demand Registration Request shall have the right, at any time prior to the effective date thereof, to direct the Company to postpone, withdraw or abandon any Demand
      Registration without any obligation to any holder of Registrable
      Securities.

      5. Registration Procedures.

      Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will, subject to the provisions set forth above, including without limitation, the right of the Company to postpone, withdraw or abandon any Company Registration and the right of the Holder to postpone, withdraw or abandon any Demand Registration, use its reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

            (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the reasonable opportunity to review and comment on such documents;


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            (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days (without taking into account any period during which a stop order may be in effect) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the tended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

            (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening any event which causes the prospectus included in such registration statement to contain an true statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, it being hereby acknowledged and agreed that each holder of Registrable Securities shall be deemed to have agreed by acquisition of such Registrable Securities that upon the receipt of any notice from the Company of the occurrence of any event of the kind described in this paragraph, such holder shall thereupon discontinue such holder's offer and disposition of Registrable Securities until such holder's receipt of the copies of the "stickered," supplemented or amended prospectus and/or registration statement contemplated hereby and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, of the prospectus covering such Registrable Securities then in such holder's possession;


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            (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, use its best efforts in connection with any Company Registration (but not any Demand Registration) to cause all such Registrable Securities to be listed on the NASD automated quotation system;

            (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (h) make available for inspection by any seller of Registrable Securities or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (i) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months (but not more than eighteen months) beginning with the first day of the Company's first full fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (j) permit any holder of Registrable Securities, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included (subject to the consent of the Company which shall not be unreasonably withheld);

            (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will notify each holder of Registrable Securities and use its reasonable efforts promptly to obtain the withdrawal of such order;

            (l) use its reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other United States (or any state or territory thereof) governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and


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            (m) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders may reasonably request.

      6. Registration Expenses.

      All expenses incident to the Company's performance of or compliance with the foregoing, including without limitation all registration and filing fees, fees and expenses for compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants (excluding discounts and commissions) and other persons retained by the Company shall be borne by the Company. The Company shall also pay the fees and disbursements of one legal counsel representing the Holder and all other persons requesting registration pursuant to agreements providing registration rights. All other fees and expenses incurred by the holders of registrable securities requesting registration, including fees and disbursements of additional counsel, shall be borne by such holders, pro rata, based upon the number of shares of registrable securities held by each such holder.

      7. Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same is caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same in a timely manner. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in, or omitted from, any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.


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            (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure to give such notice shall relieve the indemnifying party hereunder of liability hereunder only if and to the extent that the indemnifying party has been prejudiced in any material respect by such failure, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of an indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) If the indemnification provided for in the preceding subdivisions of this Section 7 is unavailable to an indemnified party with respect to any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such party, shall contribute to the amount paid or payable by such indemnifying party as a result of such expense, loss, claim, damage or liability in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder, on the other hand, from the distribution of Registrable Securities and the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such expense, loss, claim, damage or liability, as well as any other relevant equitable considerations. The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages and liabilities referred to in the preceding sentence shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, the Holder shall not be required to contribute any amount in excess of the amount received by such Holder from the sale of Registrable Securities in the registration resulting in any such expense, loss, claim, damages or liability. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution with respect thereto from any person who was not guilty of such fraudulent misrepresentation.


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      8. Participation in Underwritten Registrations.

      No holder of Registrable Securities may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such Registrable Securities on the basis provided in any underwriting arrangements to be executed in connection with such offering and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other document required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution, ownership of securities or other information required under federal or state securities laws.

      9. Termination of Registrable Securities.

      As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to a public offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or if the Registrable Securities may, in the opinion of counsel reasonably acceptable to the Holder of such Registrable Securities, be freely sold to the public in a single transaction without registration under the Securities Act.

      10. Amendments and Waivers.

      Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holder.

      11. Successors and Assigns.

      All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, with respect to all Registrable Securities, all subsequent registered holders of such Registrable Securities).

      12. Severability.

      Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      13. Counterparts.

      This Agreement may be executed in one or more counterparts, and all such counterparts taken together will constitute one and the same Agreement.


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      14. Notices.

         All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid and shall be deemed given when received. Such notices, demands and other communications may be sent to each party hereto (other than the Company) at the address set forth in the Company's records for such party, and to the Company at the address of its chief executive office, or to such other address as the recipient party has specified by prior written notice to the sending party.

      15. Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be wholly performed within such State.


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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

                                          XECHEM INTERNATIONAL, INC.

                                          By:___________________________________
                                             Name:______________________________
                                             Title:_____________________________


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